Exhibit 10.11
SECURED LINE OF CREDIT AGREEMENT
This SECURED LINE OF CREDIT AGREEMENT, dated as of May 7, 2025 (this “Agreement”), is made by and among GREEN PLAINS INC., an Iowa corporation (together with its successors and permitted assigns, “Borrower”), GREEN PLAINS CENTRAL CITY LLC, a Delaware limited liability company, in its capacity as a Guarantor (together with its successors and permitted assigns, “GPCC”, and together with Borrower and any other Guarantors party to this Agreement from time to time, collectively, the “Loan Parties”, each individually, a “Loan Party”), and ANCORA ALTERNATIVES LLC, an Ohio limited liability company (together with its successors and assigns, “Lender”).
RECITALS
WHEREAS, Borrower has requested that Lender provide a secured line of credit to Borrower to be used for working capital and general corporate purposes, and Lender is willing to provide such secured line of credit on the terms and subject to the conditions set forth herein and in the other Loan Documents (as defined below).
NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Certain Definitions.
“Affiliate” means any Person (other than Lender): (a) directly or indirectly controlling, controlled by, or under common control with, any Loan Party; (b) directly or indirectly owning or holding fifteen percent (15%) or more of any equity interest in Borrower; or (c) fifteen percent (15%) or more of whose stock or other equity interest having ordinary voting power for the election of directors or the power to direct or cause the direction of management, is directly or indirectly owned or held by Borrower.  For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other equity interest, or by contract or otherwise.

“Advance” has the meaning given to such term in Section 2(a).

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.).

“Business Day” means any day on which banks are not required or authorized to close in New York, New York.

“Casualty Event” means any event that gives rise to the receipt by Borrower or any Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Change of Control” means an event or series of events by which: (a) Borrower shall cease to own 100% of the Equity Interests in GPCC; or (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Collateral” has the meaning given to such term in Section 5(a).

“Commission” means the United States Securities and Exchange Commission.

“Commitment” means the commitment of Lender to make Advances pursuant to Section 2 as such commitment may be reduced from time to time in accordance with the terms of this Agreement.

“Default” means an event, act or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Business Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Business Day, 9:01 a.m. (New York City time) on the Business Day immediately following the date hereof, unless otherwise instructed as to an earlier time by Lender, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Business Day, no later than 9:01 a.m. (New York City time) on the date hereof, unless otherwise instructed as to an earlier time by Lender.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property or asset by Borrower or any Subsidiary not in the ordinary course of business and resulting in minimum cash proceeds to Borrower or any Affiliate of Borrower not less than $1,000,000.

“Dollars”, “U.S. Dollars” or “$” means the lawful currency of the United States of America.

“Equity Interest” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial partnership or membership interests, joint venture interests, units, limited liability company interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Event of Default” has the meaning given to such term in Section 7(a).

“Guarantor” means GPCC, the Borrower, and any other Person who may guarantee, pursuant to a written agreement, payment or collection of any of the Obligations.

“Guaranty” means each guaranty now or hereafter executed by a Guarantor with respect to any of the Obligations, including without limitation, the guaranty set forth in Section 10.

“Lien” means any lien (statutory or other) mortgage, pledge, hypothecation, assignment, security interest, encumbrance, charge, claim, restriction on transfer or similar restriction or other security arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

“Loan Account” has the meaning given to such term in Section 2(d).

“Loan Document” means, (i) this Agreement, (ii) the Mortgage, (iii) the Warrants and any document or instrument executed in connection with any of the foregoing.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities, results of operations, property or financial condition of Borrower or any Loan Party; (b) the ability of Borrower or any Loan Party to perform its obligations, when such obligations are required to be performed under this Agreement or any of the other Loan Documents; (c) the validity or enforceability of this Agreement or any of the other Loan Documents; (d) the rights or remedies of Lender hereunder or under any Loan Document or (e) the perfection or priority of any security interest or Lien in the Collateral in favor of Lender.

“Maturity Date” has the meaning given to such term in Section 3(b).

“Maximum Credit Facility Amount” means, initially, $30,000,000, subject to adjustment in accordance with Section 3(c)(i).

“Mortgage” means a First Lien Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement granted by GPCC in favor of Lender in respect of the Mortgaged Property as security for the Obligations, in form and substance satisfactory to Lender.

“Mortgaged Property” has the meaning given to such term in Section 5(a).

“Notice of Borrowing” means a notice in the form of Exhibit A.

“Obligations” means, any and all Advances, and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the Loan Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case under the Bankruptcy Code or any similar statute (including the payment of interest and other amounts which could accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect or acquired from others, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Responsible Officer” means with respect to any Loan Party, the chief financial officer, the chief executive officer, the manager or president of such Loan Party.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person or a combination thereof. Unless otherwise specified, all references herein or in any other Loan Document to any Subsidiary shall mean a Subsidiary of the Borrower.

“UFCA” means the Uniform Fraudulent Conveyance Act.

“UFTA” means the Uniform Fraudulent Transfer Act.

“Warrants” has the meaning given to such term in Section 6(a).
2.Line of Credit.
(a)Subject to, and upon the terms and conditions contained herein, Lender agrees to advance one or more revolving loans to Borrower (each an “Advance”, and collectively, the “Advances”); provided, that (i) each Advance shall be in a minimum principal amount not less than $500,000 and (ii) the aggregate outstanding principal amount of all Advances at any time shall not exceed the Maximum Credit Facility Amount. Subject to the terms and conditions of this Agreement, Advances borrowed under this Section 2 and which are repaid may be reborrowed at any time prior to the earlier of (x) the termination of the Commitment pursuant to Section 7(b)(i) or (y) the Maturity Date (as defined below).
(b)To request an Advance, Borrower shall notify Lender of such request by delivering a Notice of Borrowing in the form attached as Exhibit A hereto to Lender via e-mail as set forth below by not later than 2:00 p.m. (New York time) on the date that is three (3) Business Days prior to the proposed funding date of the requested Advance. Each Notice of Borrowing shall be irrevocable and shall specify the proposed funding date of the Advance (which shall be a Business Day) and the principal amount of the Advance requested. Notwithstanding anything to the contrary contained herein, Lender will not be required to make any Advance pursuant to any Notice of Borrowing unless all of the applicable terms and conditions set forth in Section 6 have been satisfied.
(c)All Advances shall be made directly by Lender to Borrower, via wire transfer of immediately available funds to the account of Borrower set forth on Schedule I hereto, or to such other account designated by Borrower from time to time in writing by notice to Lender. All Advances under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of Borrower, when disbursed in accordance with the terms and conditions of this Agreement.
(d)Lender shall maintain a loan account (the “Loan Account”) in which shall be recorded the date and amount of each Advance made by Lender and the date and amount of each payment received by Lender in respect thereof; provided, however, the failure by Lender to record the date and amount of any Advance shall not adversely affect Lender. The Loan Account shall be deemed correct and binding upon Borrower in the absence of manifest error and shall constitute an account stated between Lender and Borrower.
3.Payments.
(a)Payments Generally.
(i)All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free and clear of (and without deduction for) any Taxes, an in immediately available funds, not later than 2:00 p.m. (New York time) on the due date. Any payment after such time shall be deemed made on the next Business Day. If any payment is due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day. All payments of Obligations shall be paid by Borrower via wire transfer to the account of Lender specified in Schedule II hereto, or to such other account designated by Lender from time to time in writing by notice to Borrower.

(ii)Subject to the other terms and conditions contained herein, Lender shall apply payments received or collected from Borrower or for the account of Borrower (including the monetary proceeds of collections or of realization upon any Collateral), to the payment of the Obligations in such order as Lender may elect (except as specified elsewhere in this Agreement), and Borrower shall remain liable to Lender for any deficiency.

(iii)If after receipt of any payment of, or proceeds of Collateral applied to the payment of any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower shall be liable to pay to Lender, and Borrower does hereby agree to indemnify and hold Lender harmless for, the amount of any payments or proceeds surrendered or returned. This Section 3(a)(iii) shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. The preceding two sentences of this Section 3(a)(iii) shall survive the payment of the Obligations and the termination of this Agreement.

(b)Repayments. Borrower agrees to pay Lender the outstanding principal and accrued and unpaid interest due on the outstanding Advances on July 30, 2025 (the “Maturity Date”) or upon such earlier date on which the Obligations are accelerated pursuant to the terms of this Agreement. In addition to the foregoing, Borrower hereby irrevocably promises to pay all Obligations, including the outstanding principal amount of the Advances and interest and fees with respect to the foregoing, as the same become due and payable hereunder and, in any event, on the Maturity Date.
(c)Mandatory Prepayments.
(i)Over-Advance. If at any time the aggregate principal amount of outstanding Advances exceeds the Maximum Credit Facility Amount in effect at such time, Borrower shall immediately repay the Advances in a principal amount necessary to eliminate such excess. Without limiting the obligations of the Borrower under Section 3(c)(iii), the Maximum Credit Facility Amount shall initially be $30,000,000, but shall be reduced by $1,000,000 for every $2,000,000 in aggregate proceeds in excess of $30,000,000 resulting from the consummation of one or more Dispositions in one or a series of transactions. For example, upon the consummation of Dispositions resulting in proceeds of $34,000,001, the Maximum Credit Facility Amount shall be reduced by $2,000,000 (from $30,000,000 to $28,000,000).

(ii)Prepayments from Proceeds of Casualty Events. Not later than three (3) Business Days following the receipt by Borrower or any Subsidiary of the proceeds of insurance, condemnation award, or other compensation in respect of any Casualty Event or series of related Casualty Events affecting any Collateral, Borrower shall prepay the Obligations in an aggregate amount equal to 100% of the net cash proceeds of such Casualty Event(s).

(iii)Prepayment upon Change of Control and Certain Dispositions. Notwithstanding anything to the contrary contained herein, the Borrower shall be required to prepay all outstanding Obligations immediately upon (1) the date of any Change of Control, and/or (2) the closing date of any Disposition resulting in net cash proceeds to the Borrower or any Affiliate thereof of not less than $40,000,000 (net of taxes, costs and expenses paid in connection therewith and indebtedness required to be repaid in connection therewith).

(d)Voluntary Prepayments and Repayments.  Borrower may, at any time upon not less than three (3) Business Days prior notice to Lender, prepay the Advances in an aggregate minimum amount of

$500,000.  Any prepayment of the Obligations permitted in this Section 3(d) shall be subject to the payment of all fees set forth in Section 4, as applicable.
4.Interest and Fees.
(a)Interest. The outstanding principal amount of all Advances and all other Obligations shall bear interest from the date such Advances are made or such other Obligations become due to the date paid at a rate of 10.00% per annum. Interest accruing on the Advances and all other Obligations shall be payable in cash in arrears (i) on a monthly basis, on the fifth (5th) day of each month, for interest accrued and unpaid during the preceding month, (ii) on the date of any prepayment of the Advances and (iii) at maturity, whether by acceleration or otherwise. Such interest shall be reflected in the Loan Account.
(b)Unused Commitment Fee.  Borrower shall pay to Lender, monthly in arrears on the fifth day of each month beginning after the date of this Agreement, a fee in an amount equal to (i) (x) the sum of, for each day during the preceding month, (A) the Commitment as of such day minus (B) the aggregate principal balance of the outstanding Advances as of such day, divided by (y) the number of days in such month, multiplied by (ii) 0.50% per annum (the “Unused Commitment Fee”).
(c)Computations of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall accrue at the applicable interest rate during such extension.
(d)Interest Laws.  Notwithstanding any provision to the contrary contained in this Agreement or any other Loan Document, Borrower shall not be required to pay, and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable law (“Excess Interest”).  If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any other Loan Document, then in such event:  (i) the provisions of this subsection shall govern and control; (ii) neither Borrower nor any other Loan Party shall be obligated to pay any Excess Interest; (iii) any Excess Interest that Lender may have received hereunder shall be, at Lender’s option, (A) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (B) refunded to the payor thereof, or (C) any combination of the foregoing; (iv) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (v) neither Borrower nor other Loan Party shall have any action against Lender for any damages arising out of the payment or collection of any Excess Interest.  Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until Lender shall have received the amount of interest which Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.
5.Security.
(a)GPCC hereby pledges and grants in favor of Lender and its successors and assigns, as security for the Obligations (including without limitation the repayment of Advances made hereunder and payment of interest thereon), a continuing first lien security interest in, Lien on and right of setoff against all of GPCC’s right, title and interest in, to and under (i) those certain parcels of real property described on Schedule IV hereto, together with all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental thereto (the “Mortgaged Property”), and (ii) all cash and non-cash proceeds of any of the foregoing (collectively, the “Collateral”).
(b)The Loan Parties agree to take such action as Lender may request, and hereby appoint Lender as the Loan Parties’ lawful and irrevocable attorney-in-fact, fully empowered and authorized to take such action on behalf of each Loan Party, to create, preserve, perfect or validate the security interest granted hereunder or to enable Lender to exercise or enforce its rights with respect thereto.  Without limiting the foregoing, Lender will be entitled to execute, deliver and, if necessary, file and/or register such documents, including, without limitation, Uniform Commercial Code (“UCC”) financing statements or similar statements, in any relevant jurisdiction as may be necessary or appropriate to perfect and continue Lender’s security interest in the Collateral.
(c)Upon the occurrence of an Event of Default (as defined below), Lender shall be entitled to exercise all rights and remedies of a secured party with respect to the Collateral under applicable law, in addition to its other rights and remedies hereunder.
6.Conditions to Lending.
(a)Conditions Precedent to Initial Advance. Lender shall not be obligated to make any extension of credit hereunder unless each of the following conditions has been fulfilled to the satisfaction of Lender on or prior to the funding date of the initial Advance:
(i)Lender shall have received on or prior to the date of the initial Advance, in form and substance satisfactory to the Lender:

(1)this Agreement, duly executed by the Borrower and GPCC;
(2)a certificate of a Responsible Officer of each Loan Party certifying the resolutions of the board of directors, managers, or others performing similar functions with respect to such Loan , as applicable, approving and authorizing the execution, delivery, and performance by such Borrower of each Loan Document, the notices and other documents to be delivered by such Loan Party pursuant to each Loan Document to which it is a party, and the transactions contemplated thereunder;
(3)certificates of appropriate officials as to the existence and good standing of each Loan Party in its jurisdiction of incorporation or formation, as applicable;
(4)the Mortgage, duly executed by GPCC;
(5)an ALTA Title commitment for Title Insurance issued by a title company acceptable to Lender with respect the Mortgaged Property, in form and substance acceptable to Lender;
(6)evidence of insurance and loss payee endorsements required hereunder and certificates of insurance policies and/or endorsements naming Lender as additional insured or loss payee, as applicable;
(7)one or more warrants to purchase shares of the Borrower’s common stock, par value $0.001 per share (“Common Stock”), at an exercise price equal to $0.01 per share, in the form attached as Exhibit B hereto, issued by Borrower in favor of Lender’s designees (collectively, the “Warrants”, and each individually, a “Warrant”); provided the aggregate number of shares of Common Stock initially exercisable under the Warrants shall be 1,504,140, subject to adjustment in accordance with the terms thereof; and

(8)such other documents and instruments with respect to the transactions contemplated hereby as Lender may reasonably request.
(b)Conditions Precedent to All Advances. Lender shall not be obligated to make any extension of credit hereunder, including the initial Advance and any subsequent Advances, unless each of the following conditions has been fulfilled to the satisfaction of Lender on or prior to the funding date of the applicable Advance:
(i)Lender shall have received a Notice of Borrowing requesting the applicable Advance in accordance with the requirements of this Agreement.

(ii)Lender shall have received evidence, satisfactory to Lender, of the perfection and first priority status of its security interests in the Collateral.

(iii)Lender shall have received evidence satisfactory to it that there are no Liens upon any Collateral other than the Liens granted in favor of Lender hereunder and any other Loan Documents.

(iv)All representations and warranties contained herein and in the other Loan Documents that are qualified as to materiality or Material Adverse Effect shall be true and correct and all representations and warranties that are not so qualified shall be true and correct in all material respects, in each case with the same effect as though such representations and warranties had been made on and as of the date of the making of each Advance and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct to the extent required hereunder or under the other Loan Documents on and as of such earlier date).

(v)As of the date of the applicable Advance and the use of the proceeds thereof, and after giving effect to any of the foregoing, no Default or Event of Default shall exist or have occurred and be continuing.

(vi)As of the date of any Advance and the use of the proceeds thereof, and after giving effect to any of the foregoing, no event, condition or circumstance that has or individually or in the aggregate could reasonably be expected to have a Material Adverse Effect shall have occurred.

(vii)In accordance with Section 12 hereof, the Borrower shall have paid all out-of-pocket costs and expenses of the Lender as required by this Agreement or any other Loan Document incurred as of the date of the applicable Advance, including reasonable fees, charges, and disbursements of counsel to the Lender (directly to such counsel if requested by the Lender), which costs and expenses may be deducted from the funding of the Advance at the discretion of the Lender.

Each request for an Advance made pursuant to a Notice of Borrowing submitted to Lender shall be deemed to be a representation and warranty by Borrower that the conditions specified in Section 6(b) have been satisfied on and as of the date of the applicable Advance. The making of any Advance by Lender shall not be deemed a modification or waiver by Lender of any of the terms of this Agreement or any Default or Event of Default.
7.Events of Default.

(a)The occurrence of any of the following shall constitute an “Event of Default”:
(i)Any failure by Borrower to pay any amount of interest or principal with respect to any Advance or any other amount due hereunder, as and when due in accordance with this Agreement;

(ii)Any Loan Party fails or neglects to perform, keep or observe any covenant contained in this Agreement or any other Loan Document if the breach of such covenant is not cured to Lender’s satisfaction within five (5) days after the occurrence thereof;

(iii)Any representation, statement, report or certificate made or delivered by Borrower or any Guarantor to Lender under this Agreement, any other Loan Document or otherwise is not true and correct, in any material respect, when made, deemed made or furnished;

(iv)Any failure of this Agreement, the Mortgage or any other Loan Document to be in full force and effect;

(v)Lender ceases to have a valid and perfected security interest in the Collateral;

(vi)There is a default, after the expiration of any applicable cure period, under any other agreement, mortgage or indenture evidencing or securing indebtedness for borrowed money to which Borrower or any Subsidiary is a party with an outstanding balance owed in excess of $50,000, if as a result of such default the indebtedness or other obligation evidenced or secured by any such agreement may be accelerated or demand for payment thereof may be made; or

(vii)Borrower or any Subsidiary (1) is insolvent or generally does not pay, is unable to pay, or admits in writing its inability to pay its debts as they become due, (2) makes a general assignment for the benefit of its creditors, (3) petitions or applies to any tribunal or court for the appointment of, or otherwise becomes subject to the appointment of, a custodian, receiver or trustee or similar official for itself or a substantial portion of its assets, or a secured party takes possession of all or substantially all its assets; (4) commences or has commenced against it any proceeding under any bankruptcy, insolvency, reorganization, arrangement, moratorium or similar law in any jurisdiction affecting creditors’ rights; (5) presents or becomes subject to a petition for its winding-up or liquidation; or (6) takes any action in furtherance of or indicating its consent to, approval or acquiescence in any of the foregoing.

(b)Remedies.
(i)Acceleration; Termination of Commitment; Other Remedies. Upon the occurrence of an Event of Default, Lender may declare all Obligations of the Borrower hereunder to be immediately due and payable (and upon the occurrence of an Event of Default described in clause (vii) of the definition thereof, all such Obligations of the Borrower shall automatically and without need for further action by Lender become immediately due and payable).  Upon the occurrence of an Event of Default, Lender may immediately cease making additional Advances and the Commitment shall be terminated. In addition, Lender may exercise any other rights or remedies it may have under any other agreement or under applicable law.

(ii)Set-Off. Upon the occurrence of an Event of Default, and without prejudice to any other rights Lender may have, Lender may, at its option, set off any amount owed by Lender to Borrower under any agreement or instrument (whether matured or contingent and irrespective of the currency, place of payment or place of booking of the obligation) against the amounts owed by Lender to Borrower hereunder.  To the extent such amounts are so setoff, such amounts will be deemed discharged in all respects.  Lender will give notice to Borrower of any setoff hereunder.
8.Representations, Warranties and Agreements of the Loan Parties.
Each of the Loan Parties, warrants and agrees as of the date of this Agreement and as of any day on which an Advance is outstanding hereunder that:

(a)Such Loan Party has full power, authority and legal right to enter into this Agreement and to perform all its obligations hereunder;
(b)this Agreement has been duly executed and delivered by such Loan Party;
(c)this Agreement constitutes the legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms;
(d)the execution, delivery and performance of this Agreement by such Loan Party:
(i)are within such Loan Party’s corporate or limited liability company powers, as applicable, have been duly authorized by all necessary corporate or company action, as applicable, are not in contravention of law or the terms of such Loan Party’s by-laws, certificate of incorporation, operating agreement or certificate of formation, as applicable, or other applicable documents relating to such Loan Party’s formation or to the conduct of such Loan Party’s business or of any material agreement or undertaking to which such Loan Party is a party or by which such Loan Party is bound,

(ii)will not conflict with or violate any law or regulation, or any judgment, order or decree of any governmental authority,

(iii)will not require the consent of any governmental authority or any other Person, and

(iv)will not conflict with, nor result in any breach in any of the provisions of, nor constitute a default under any material agreement or undertaking to which such Loan Party is a party or by which such Loan Party is bound; and

(e)GPCC owns the Collateral free and clear of all Liens, claims, security interests and encumbrances, and such Loan Party will not create, incur, assume or permit to exist any other Liens, claims, security interests or encumbrances on the Collateral;
(f)GPCC has the right to pledge and grant in favor of Lender the security interest in the Collateral hereunder, and Lender has a valid and perfected security interest in the Collateral; and
(g)The legal name, jurisdiction of incorporation or formation and chief executive office of each Loan Party are as set forth on Schedule III hereto. Each Loan Party will provide advance written notice to Lender of any change in its jurisdiction of incorporation or the address or location of its chief executive office.
9.Certain Covenants of the Loan Parties.
(a)Insurance. The Loan Parties shall maintain, and pay all applicable premiums with respect to, residential and commercial risk insurance (i) covering the customary risks for the business that the

Loan Parties are engaged in, (ii) insuring the Collateral against loss by fire, flood and wind and such other hazards as are customary in the area where such Collateral is located and (iii) naming the Lender and its successors or assigns as their interests may appear as loss payee (in the case of property insurance) and an additional insured (in the case of liability insurance), and the Loan Parties will maintain insurance of similar types and coverages as maintained on the date hereof and consistent with past practice, with financially sound and reputable insurance companies and associations acceptable to the Lender based on the Lender’s reasonable judgment (or as to workers’ compensation or similar insurance, in an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on).
(b)Securities Laws Disclosure; Publicity. Borrower shall (i) by the Disclosure Time, issue or include in a press release disclosing the material terms of the transactions contemplated hereby, and (ii) file a Current Report on Form 8-K, including the Loan Documents as exhibits thereto, with the Commission within the time required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or file Borrower’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 with the Commission no later than May 12, 2025, including the Loan Documents as exhibits thereto. From and after the issuance of such press release, Borrower represents to the Lender that it shall have publicly disclosed all material, non-public information delivered to the Lender by Borrower or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Loan Documents. In addition, effective upon the issuance of such press release, Borrower acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between Borrower, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and Lender or any of its Affiliates on the other hand, shall terminate and be of no further force and effect. Borrower understands and confirms that Lender shall be relying on the foregoing covenant in effecting transactions in securities of Borrower. Borrower and Lender shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither Borrower nor Lender shall issue any such press release nor otherwise make any such public statement without the prior consent of the Borrower, with respect to any press release of Lender, or without the prior consent of Lender with respect to any press release of Borrower, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, Borrower shall not publicly disclose the name of Lender, or include the name of Lender or any of its Affiliates in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Lender, except (i) as required by federal securities law in connection with the filing of final Loan Documents with the Commission and (ii) to the extent such disclosure is required by law or applicable trading market regulations, in which case Borrower shall provide Lender with prior notice of such disclosure permitted under this clause (ii) and reasonably cooperate with Lender regarding such disclosure.
(c)Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Loan Documents, which shall be disclosed pursuant to Section 9(b), Borrower covenants and agrees that neither it, nor any other Person acting on its behalf will provide Lender or its agents or counsel with any information that constitutes, or that Borrower reasonably believes constitutes, material non-public information, unless prior thereto Lender shall have consented to the receipt of such information and agreed with Borrower to keep such information confidential. Borrower understands and confirms that Lender shall be relying on the foregoing covenant in effecting transactions in securities of Borrower. To the extent that Borrower, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates delivers any material, non-public information to Lender without Lender’s consent, Borrower hereby covenants and agrees that Lender shall not have any duty of confidentiality to the Borrower, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to Borrower, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that Lender shall remain subject to applicable law. To the extent that any notice provided pursuant to any Loan Document constitutes, or contains, material, non-public information regarding Borrower or any Subsidiaries, Borrower shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. Borrower understands and confirms that Lender shall be relying on the foregoing covenant in effecting transactions in securities of Borrower.
10.Guaranty.

(a)Guaranty. Each Guarantor hereby unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, the due and punctual performance of all Obligations. Each payment made by each Guarantor pursuant to this Section 10 shall be made in Dollars in immediately available funds, (a) without set-off or counterclaim and (b) free and clear of and without deduction or withholding for or on account of any Taxes.
(b)Waivers. Each Guarantor hereby absolutely, unconditionally and irrevocably waives (a) promptness, diligence, notice of acceptance, notice of presentment of payment and any other notice hereunder, (b) demand of payment, protest, notice of dishonor or nonpayment, notice of the present and future amount of the Obligations and any other notice with respect to the Obligations, (c) any requirement that Lender protect, secure, perfect or insure any security interest or Lien or any property subject thereto or exhaust any right or take any action against any other Guarantor, or any Person or any Collateral, (d) any other action, event or precondition to the enforcement hereof or the performance by any Guarantor of the Obligations, (e) all suretyship defenses and (f) any defense arising by any lack of capacity or authority or any other defense of the Borrower or any other Guarantor or any notice, demand or defense by reason of cessation from any cause of Obligations other than payment and performance in full of the Obligations.
(c)No Defense. No invalidity, irregularity, voidableness, voidness or unenforceability of this Agreement or any other Loan Document or any other agreement or instrument relating thereto, or of all or any part of the Obligations or of any collateral security therefor shall affect, impair or be a defense hereunder.
(d)Guaranty of Payment. The Guaranty hereunder is one of payment and performance, not collection, and the obligations of each Guarantor hereunder are independent of the Obligations of the Borrower, any other Guarantor or any other Person, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce the terms and conditions of this Section 10, irrespective of whether any action is brought against Borrower or any other Guarantor or other Persons or whether Borrower, any other Guarantor or other Persons are joined in any such action or actions. Each Guarantor waives any right to require that any resort be had by Lender to any security held for payment of the any Obligations or to any balance of any deposit account or credit on the books of Lender in favor of Borrower, any other Guarantor or any other Person. No election to proceed in one form of action or proceedings, or against any Person, or on any Obligations, shall constitute a waiver of Lender’s right to proceed in any other form of action or proceeding or against any other Person unless Lender has expressed any such right in writing. Without limiting the generality of the foregoing, no action or proceeding by Lender against Borrower, any other Guarantor or any other Person under any document evidencing or securing indebtedness of Borrower or any other Guarantor shall diminish the liability of any Guarantor hereunder, except to the extent Lender receives actual payment on account of the Obligations by such action or proceeding, notwithstanding the effect of any such election, action or proceeding upon the right of subrogation of such Guarantor in respect of Borrower, any other Guarantor or any other Person.
(e)Indemnity. As an original and independent obligation under this Agreement, each Guarantor shall, jointly and severally, with the other Guarantors, (i) indemnify Lender and keep Lender indemnified against all costs, losses, expenses and liabilities of whatever kind resulting from the failure by any party to make due and punctual payment of any of the Obligations or resulting from any of the Obligations being or becoming void, voidable, unenforceable or ineffective against Borrower (including all legal and other costs, charges and expenses incurred by Lender in connection with preserving or enforcing, or attempting to preserve or enforce, its rights under this Agreement and the other Loan Documents), and (ii) pay on demand the amount of such costs, losses, expenses and liabilities whether or not Lender has attempted to enforce any rights against Borrower or any other Person or otherwise.
(f)Liabilities Absolute. The liability of each Guarantor hereunder shall be absolute, unlimited and unconditional and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any claim, defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity or unenforceability of the Obligations, any other Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor shall not be discharged or impaired, released, limited or otherwise affected by:

(i)any change in the manner, place or terms of payment or performance, or any change or extension of the time of payment or performance of, release, renewal or alteration of, or any new agreements relating to any Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any rescission of, or amendment, waiver or other modification of, or any consent to departure from, this Agreement or any other Loan Document, including any increase in the Obligations resulting from the extension of additional credit to Borrower or otherwise;

(ii)any sale, exchange, release, surrender, loss, abandonment, realization upon any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any of the Obligations, or any offset there against, or failure to perfect, or continue the perfection of, any Lien in any such property, or delay in the perfection of any such Lien, or any amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligations;

(iii)the failure of Lender to assert any claim or demand or to enforce any right or remedy against Borrower or any Guarantor or any other Person under the provisions of this Agreement or any other Loan Document or any other document or instrument executed and delivered in connection herewith or therewith;

(iv)any settlement or compromise of any Obligation, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and any subordination of the payment of all or any part thereof to the payment of obligation (whether due or not) of Borrower or any Guarantor to creditors of Borrower or any Guarantor other than Borrower or any Guarantor;

(v)any manner of application of Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other assets of Borrower or any Guarantor; and

(vi)any other agreements or circumstance of any nature whatsoever that may or might in any manner or to any extent vary the risk of any Guarantor, or that might otherwise at law or in equity constitute a defense available to, or a discharge of, the Guaranty hereunder or the obligations of any Guarantor, or a defense to, or discharge of, Borrower, any Guarantor or any other Person or party hereto or the Obligations or otherwise with respect to the advances or other financial accommodations to Borrower pursuant to this Agreement or the other Loan Documents.

(g)Waiver of Notice. Lender shall have the right to do any of the above without notice to or the consent of Guarantors and each Guarantor expressly waives any right to notice of, consent to, knowledge of and participation in any agreements relating to any of the above or any other present or future event relating to the Obligations whether under this Agreement or otherwise or any right to challenge or question any of the above and waives any defenses of such Guarantor that might arise as a result of such actions.
(h)Lender’s Discretion. Lender may at any time and from time to time (whether prior to or after the revocation or termination of this Agreement) without the consent of, or notice to, any Guarantor, and without incurring responsibility to any Guarantor or impairing or releasing the Obligations, apply any sums by whomsoever paid or howsoever realized to any Obligations regardless of what Obligations remain unpaid.
(i)Reinstatement.

(i)The provisions of this Section 10 shall continue to be effective or be reinstated, as the case may be, if claim is ever made upon Lender for repayment or recovery of any amount or amounts received by it in payment or on account of any of the Obligations and it repays all or part of said amount for any reason whatsoever, including by reason of any judgment, decree or order of any court or administrative body having jurisdiction over such Person or the respective property of each, or any settlement or compromise of any claim effected by such Person with any such claimant (including Borrower or any other Guarantor); and in such event each Guarantor hereby agrees that any such judgment, decree, order, settlement or compromise or other circumstances shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any Obligation, and such Guarantor shall be and remain liable to Lender for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person(s).

(ii)Lender shall not be required to marshal any assets in favor of any Guarantor, or against or in payment of any Obligations.

(iii)No Guarantor shall be entitled to claim against any present or future security held by Lender from any Person for the Obligations in priority to or equally with any claim of Lender, or assert any claim for any liability of Borrower or any other Guarantor to such Guarantor, in priority to or equally with claims of Lender for the Obligations, and Guarantors shall not be entitled to compete with Lender with respect to, or to advance any equal or prior claim to any security held by Lender for the Obligations.

(iv)If Borrower or any Guarantor makes any payment to Lender, which payment is wholly or partly subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any Person under any federal or provincial statute or at common law or under equitable principles, then to the extent of such payment, the Obligation intended to be paid shall be revived and continued in full force and effect as if the payment had not been made, and the resulting revived Obligation shall continue to be guaranteed, uninterrupted, by each Guarantor hereunder.

(v)All present and future monies payable by Borrower to any Guarantor, whether arising out of a right of subrogation or otherwise, are assigned to Lender as security for the liability of such Guarantor to Lender hereunder and are postponed and subordinated to Lender’s prior right to payment in full of Obligations. All monies received by any Guarantor from Borrower or any other Guarantor shall be held by such Guarantor as agent and trustee for Lender. This assignment, postponement and subordination shall only terminate when the Obligations are paid in full in cash and this Agreement is irrevocably terminated.

(vi)Borrower and each Guarantor acknowledge this assignment, postponement and subordination and, except as otherwise set forth herein, agree to make no payments to any Guarantor without the prior written consent of Lender. Borrower and each Guarantor agree to give full effect to the provisions hereof.
(j)Action Upon Event of Default. Upon the occurrence and during the continuance of any Event of Default, Lender may, without notice to or demand upon Borrower, any Guarantor or any other Person, declare any obligations of any Guarantor under this Section 10 immediately due and payable, and shall be entitled to enforce the obligations of each Guarantor under this Section 10. Upon such declaration by Lender, Lender is hereby authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisions or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of such Guarantor against any and all of the obligations of such Guarantor now or hereafter existing hereunder, whether or not Lender shall have made any demand hereunder against Borrower or any other Person and although such obligations may be contingent and unmatured. The rights of Lender hereunder are in addition to other rights and remedies (including other rights of set-off) which Lender may have. Upon such declaration by Lender, with respect to any claims (other than those claims referred to in the immediately preceding paragraph) of each Guarantor against Borrower or any other Guarantors (for purposes of this Section 10(j), the “Claims”), Lender shall have the full right for its own benefit in its own name or in the name of such Guarantor to collect and enforce such Claims by legal action, proof of debt in bankruptcy or other liquidation proceedings, vote in any proceeding for the arrangement of debts at any time proposed, or otherwise, Lender and each of its officers being hereby irrevocably constituted attorneys-in-fact for each Guarantor for the purpose of such enforcement and for the purpose of endorsing in the name of such Guarantor any instrument for the payment of money. Each Guarantor will receive as trustee for Lender and will pay to Lender forthwith upon receipt thereof any amounts which such Guarantor may receive from Borrower or any other Guarantor on account of the Claims. Each Guarantor agrees that at no time hereafter will any of the Claims be represented by any notes or other negotiable instruments or writings, except and in such event they shall either be made payable to Lender, or if payable to such Guarantor, shall forthwith be endorsed by such Guarantor to Lender. Each Guarantor agrees that no payment on account of the Claims or any security interest therein shall be created, received, accepted or retained during the continuance of any Event of Default nor shall any financing statement be filed with respect thereto by such Guarantor.
(k)Statute of Limitations. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by Borrower or any other Guarantor or others (including any Lender) with respect to any of the Obligations shall, if the statute of limitations in favor of Borrower or any Guarantor against Lender shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.
(l)Interest. All amounts due, owing and unpaid from time to time by any Guarantor under this Section 10, to the extent such amounts do not otherwise include interest accruing on the outstanding Obligations to the date all such amounts are actually paid by such Guarantor, shall bear interest at the interest rate then chargeable with respect to the Advances.
(m)Guarantor’s Investigation. Each Guarantor acknowledges receipt of a copy of each of this Agreement and the other Loan Documents. Each Guarantor has made an independent investigation of Borrower and each other Guarantor and of the financial condition of Borrower and each other Guarantor. Lender has not made and does not does make any representations or warranties as to the income, expense, operation, finances or any other matter or thing affecting Borrower, or any other Guarantor, nor has Lender made any representations or warranties as to the amount or nature of the Obligations of Borrower or any other Guarantor to which this Section 10 applies as specifically herein set forth, nor has Lender or any officer, agent or employee of Lender or any representative thereof, made any other oral representations, agreements or commitments of any kind or nature, and each Guarantor hereby expressly acknowledges that no such representations or warranties have been made and each Guarantor expressly disclaims reliance on any such representations or warranties.
(n)Limitation of Liability. Each Guarantor, and, by its acceptance of the Guaranty hereunder, each Lender hereby confirm that it is the intention of all such Persons that the Guaranty hereunder and the Obligations of such Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the UFTA, the UFCA or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law to the extent applicable to the Guaranty hereunder and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, Lender, by its acceptance of the Guaranty hereunder, and each Guarantor hereby irrevocably agree that the Obligations of Guarantor under the Guaranty hereunder at any time shall be limited to the maximum amount as will result in the Obligations of Guarantor under the Guaranty hereunder not constituting a fraudulent transfer or conveyance.
(o)Waiver of Subrogation. Notwithstanding anything to the contrary in this Section 10(o) or otherwise, each Guarantor expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Guarantor may now or hereafter have against

Borrower or the other Guarantors or any other Person directly or contingently liable for the Obligations, or against or with respect to the property or Borrower or any other Guarantor (including any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.
(p)Termination. The provisions of this Section 10 shall remain in effect until the indefeasible payment in full in cash of all Obligations and irrevocable termination of this Agreement.
11.Taxes.
(a)Any and all payments made by Borrower hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities, being hereinafter referred to as “Taxes”).  If and to the extent any applicable law requires the Taxes be withheld from any payment hereunder, (i) the amount of such payment shall be increased to the extent necessary to cause Lender to receive (after the withholding of such Taxes) an amount equal to the amount it would have received had the withholding of such Taxes not been required, and (ii) Borrower shall withhold such Taxes from such increased payment and pay such Taxes to the relevant taxation authority or other governmental authority for the account of Lender in accordance with applicable law.
(b)Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any instrument delivered hereunder or from the execution, delivery or registration of, or otherwise with respect to, the Agreement or any instrument delivered hereunder (hereinafter referred to as “Other Taxes”).
(c)Borrower shall indemnify Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this section) paid by Lender or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  This indemnification shall be made promptly after the date Lender makes written demand therefor.
(d)The agreements and obligations of Borrower contained in this section shall survive the termination of this Agreement and under any instrument delivered hereunder.
12.Costs and Expenses.
The Loan Parties, jointly and severally, to reimburse Lender for all out-of-pocket costs and expenses, including, without limitation, legal expenses and documented attorneys’ fees, incurred by Lender in connection with (i) due diligence in connection with, and documentation, negotiation and consummation of, the transactions contemplated hereunder and any other transactions between the Loan Parties and Lender in connection therewith, including, without limitation, Uniform Commercial Code and other public record searches and filings and overnight courier or other express or messenger delivery; (ii) collection, protection or enforcement of any rights in or to the Collateral; (iii) collection of any Obligations; (iv) enforcement of this Agreement or any other Loan Document (including, without limitation, any costs and expenses of any third party provider engaged by Lender for such purpose); (v) services of any third party servicer in connection with the Obligations; and (vi) ongoing monitoring by Lender in connection with the Loan Documents.
13.Indemnification.
Borrower shall indemnify Lender and its directors, officers, employees, agents and controlling persons (each such person being called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnified

Party arising out of, in connection with, or as a result of any actual or prospective claim, litigation, investigation or proceeding and regardless of whether any Indemnified Party is a party thereto relating to the execution or delivery by Borrower of this Agreement or any agreement or instrument contemplated hereby, the making of any Advance, the performance by the parties hereto of their respective obligations hereunder, and the other transactions contemplated hereby, or the use of the proceeds of any Advance; provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the negligence or willful misconduct of such Indemnified Party.  Notwithstanding any other provision of this Agreement, no Indemnified Party shall be liable for any indirect, special, punitive or consequential damages in connection with its activities related to this Agreement.
14.Further Assurances.
Each of the Loan Parties agrees to execute such further documents evidencing or carrying out the purpose of the foregoing terms and conditions as may be reasonably requested by (i) Lender or (ii) any regulatory authority having jurisdiction over such Loan Party.
15.CHOICE OF LAW AND CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL AND IMMUNITIES.
THIS AGREEMENT AND ANY OTHER DOCUMENTS ARISING HEREUNDER AND ALL MATTERS ARISING OUT OF OR RELATED HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

BORROWER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE U.S. FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, NEW YORK IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, AND HEREBY WAIVES THE RIGHT TO OBJECT TO THE VENUE OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURTS.

EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT.

IF IN ANY JURISDICTION BORROWER MAY NOW OR HEREAFTER BE ENTITLED TO CLAIM, FOR ITSELF OR ITS ASSETS, IMMUNITY FROM SUIT, ATTACHMENT (BEFORE OR AFTER JUDGMENT) OR OTHER LEGAL PROCESS, BORROWER HEREBY IRREVOCABLY AGREES NOT TO CLAIM, AND HEREBY WAIVES, SUCH IMMUNITY.
16.Termination.
This Agreement will remain in effect until such time as it is terminated by Borrower or Lender at any time upon written notice to the other party to this Agreement; provided that this Agreement shall remain in effect until all obligations of Borrower hereunder have been irrevocably paid in full.
17.Notices.
All notices, communications or deliveries provided for hereunder must be in writing and will be deemed to have been duly given: (a) on the day of delivery, if delivered by hand; (b) on the first Business

Day following the date of transmission, if sent by electronic mail (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered; (d) on the first Business Day following deposit with a nationally recognized overnight delivery service; or (e) upon the earlier of actual receipt and the third Business Day following first class mailing, with first class, postage prepaid, addressed as follows:

if to any Loan Party:        Green Plains Inc.
1811 Aksarben Drive,
Omaha, NE 68106
Attention: Michelle Mapes
Email: michelle.mapes@gpreinc.com

if to Lender:        Ancora Alternatives LLC
6060 Parkland Boulevard, Suite 200
Cleveland, Ohio 44124
Attention: Jim Chadwick and Lauren Turkisher
Email: jchadwick@ancoraalts.com
lturkisher@ancoraalts.com

with a copy (which shall
not constitute notice) to:     Olshan Frome Wolosky
        1325 Avenue of the Americas
        New York, New York 10019
        Attention: Andrew M. Freeman
        Email: afreedman@olshanlaw.com

or as to Lender or any Loan Party at such other address as shall be designated by such party in a written notice to the other parties hereto in accordance with this Section 17.
18.Miscellaneous.
(a)This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties, provided, that, none of the Borrower nor any Guarantor may assign this Agreement or any other Loan Document or any rights or obligations hereunder or thereunder without Lender’s prior written consent and any prohibited assignment shall be absolutely void. Lender may sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, or any right or remedy under, the Obligations and the Loan Documents without the consent of Borrower or any Guarantor.
(b)Neither (i) any stockholder or owner of any other equity interest in Borrower or any Guarantor, (ii) any employee or creditor of Borrower or any Guarantor (other than Lender and its Affiliates), nor (c) any other Person claiming by or through Borrower or any Guarantor shall be entitled to rely on this Agreement or any other Loan Document or have any rights, remedies or claims against Lender or any Affiliate thereof under or in connection with this Agreement or any other Loan Document.
(c)This Agreement and the other Loan Documents, together with all other instruments, agreements, and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.
(d)This Agreement may be executed in any number of counterpart signature pages, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument. This Agreement will be deemed executed by the parties hereto when each has signed it and delivered its executed signature page to Lender by facsimile transmission, electronic transmission or physical delivery. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, including any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com).
(e)No amendment, modification or waiver of this Agreement shall be effective unless in writing and signed by each of the parties.
(f)If any provision of this Agreement is held illegal, void or unenforceable, the remainder of this Agreement will remain in effect.
(g)The powers, rights, remedies and privileges contained in this Agreement are cumulative and not exclusive of any powers, rights, remedies and privileges provided by applicable law.
(h)No failure or delay in exercising any right, remedy, power or privilege in respect of this Agreement shall operate as a waiver, and a single or partial exercise of any right, remedy, power or privilege will not preclude any subsequent or further exercise of that right, remedy, power or privilege or any other.
[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

BORROWER:

GREEN PLAINS INC.

By: /s/ Phil Boggs
Name: Phil Boggs
Title: CFO

GUARANTOR:

GREEN PLAINS CENTRAL CITY LLC

By: /s/ Phil Boggs
Name: Phil Boggs
Title: CFO

[Signature Page to Secured Line of Credit Agreement]

LENDER:

ANCORA ALTERNATIVES LLC
By: Ancora Holdings Group, LLC, its Sole Member

By:    /s/ Frederick D. DiSanto
Name:    Fredrick D. DiSanto
Title:    Chairman and Chief Executive Officer

[Signature Page to Secured Line of Credit Agreement]

SCHEDULE I

Wire Instructions (for Advances to Borrower)

Bank Name:    Bank of America, NA

Bank Address:    222 Broadway
    New York, NY 10038

ABA #:    026009593

Account #:     [XXXXXXXXXXX]

Account Name:    Green Plains Inc.

SCHEDULE II

Wire Instructions (for payments to Lender)

Bank Name:        Bank of America
Account Name:     Ancora Alternatives, LLC

Account Number:     [XXXXXXXXXXXX]

Wire ABA:    026009593

ACH Routing:     021000322

SCHEDULE III

LEGAL NAME; JURISDICTION OF INCORPORATION OR FORMATION;
AND ADDRESS OF CHIEF EXECUTIVE OFFICE

1.Borrower:
a.Legal Name: Green Plains Inc.
b.Jurisdiction of Incorporation and UCC Filing Jurisdiction: Iowa
c.Address: 1811 Aksarben Drive, Omaha, NE 68106

2.GPCC:
a.Legal Name: Green Plains Central City LLC
b.Jurisdiction of Formation and UCC Filing Jurisdiction: Delaware
c.Address: 1811 Aksarben Drive, Omaha, NE 68106

SCHEDULE IV

Legal Description

Parcel 1:
A tract of land located in part of the South Half and all of Tax Lot One (1) in Section 11, Township 13 North, Range 6 West of the 6th P.M., Merrick County, Nebraska, and more particularly described as follows:
Commencing at the center of Section 11; thence on an assumed bearing of S00°00'00"W upon and along the West line of the Southeast Quarter a distance of 50.00 feet to the South Right-of-Way (R.O.W.) line of Hord Lake Road, said point also being the Point of Beginning; thence S00°00'00"W upon and along said West line a distance of 5.00 feet; thence S89°08'56"E upon and along said South R.O.W. line a distance of 1349.09 feet to the West line of Tax Lot 1; thence N00°58'54 "E upon and along said West line of Tax Lot 1 a distance of 14.64 feet to the northwest corner of said Tax Lot 1; thence S89°07'20"E upon and along the North line of said Tax Lot 1, said line also being said South R.O.W. line a distance of 260.55 feet to the northeast corner of said Tax Lot l; thence S00°19'29"W upon and along the East line of said Tax Lot 1 a distance of 316.00 feet to the southeast corner of said Tax Lot 1; thence N89°03'23"W upon and along the South line of said Tax Lot 1 a distance of 260.00 feet to the southwest corner of said Tax Lot 1; thence N89°52'11"W a distance of 11.02 feet; thence S00°34'25"W a distance of 749.87 feet; thence N89°06'32"W a distance of 1192.10 feet to the easterly R.O.W. line of Union Pacific Railroad; thence N38°25'26"W upon and along said Railroad R.O.W. line a distance of 221.21 feet to a point on said West line of the Southeast Quarter; thence N38°18'13"W upon and along said Railroad R.O. W. line a distance of 479.98 feet; thence N51°42'35"E upon and along said Railroad R.O. W. a distance of 100.00 feet; thence N38°17'31"W upon and along said easterly Railroad R.O.W. line a distance of 578.18 feet to a point on said South R.O.W. line of Hord Lake Road; thence S89°10'16"E upon and along said South R.O.W. line a distance of 577.37 feet to the Point of Beginning.
Said tract is also known as and has been formerly described as:
A tract of land comprising a part of the Southwest Quarter, part of the Southeast Quarter and all of Tax Lot One (1) in Section 11, Township 13 North, Range 6 West of the 6th P.M., Merrick County, Nebraska, and more particularly described as follows:
First to ascertain the actual point of beginning, start at the northwest corner of said Southeast Quarter; thence southerly along and upon the West line of said Southeast Quarter for a distance of 50.00 feet to the Point of Beginning; thence continuing southerly along and upon the West line of said Southeast Quarter for a distance of 5.00 feet; thence deflecting left 89°09'16" and running easterly along and upon the South line of deeded road right-of-way for a distance of 1348.94 feet; thence deflecting left 90°39'34" and running northerly along and upon the West line of Tax Lot 1 for a distance of 15.00 feet to the northwest corner of said Tax Lot 1; thence easterly along and upon the South line of deeded road right-of-way also being the North line of said Tax Lot 1 for a distance of 260.00 feet; thence southerly along and upon the East line of said Tax Lot 1 for a distance of 316.00 feet; thence westerly along and upon the South line of said Tax Lot 1 and extending for a total distance of 271.00 feet; thence deflecting left 90°10'06" and running southerly for a distance of749.87 feet; thence deflecting right 90°16'40" and running westerly for a distance of 1191.96 feet to a point on the northeast right-of-way line of the Union Pacific Railroad; thence northwesterly along and upon the n01theast right-of-way line of said Union Pacific Railroad for a distance of 70 l.92 feet; thence northeasterly along and upon the northeast right-of-way line of said Union Pacific Railroad for a distance of 100.00 feet; thence northwesterly along and upon the northeast right-of-way line of said Union Pacific Railroad for a distance of 578.10 feet to a point on the South right-of-way line of deeded road; thence easterly along and upon the South right-of-way line of deeded road for a distance of 577.31 feet to the Point of Beginning.
EXCEPT Those portions of the property described above being more particularly described within the Correction Deed filed August 22, 2016, in Book A45 at Page 123 (instrument 2016-01112).

And together with rights of ingress and egress as set forth within the Easement Agreement for Ingress and Egress filed August 18, 2014, in Book RR at Page 490 of the Records of Merrick County, Nebraska.
Parcel 2:
A tract of land located in part of the Southeast Quarter (SE1/4) of Section Eleven (11), Township Thirteen (13) North, Range Six (6) West of the 6th P.M., Merrick County, Nebraska, and more particularly described as follows:
COMMENCING AT THE NORTHWEST CORNER OF THE SOUTHEAST ¼ OF SECTION 11-T13N-R6W; THENCE ON AN ASSUMED BEARING S00°01’23”E A DISTANCE OF 50.00 FEET TO A POINT ON THE SOUTH ROW LINE OF HORD LAKE ROAD; THENCE S89°10’20”E, ALONG SAID SOUTH ROW LINE OF HORD LAKE ROAD, A DISTANCE OF 1349.09 FEET TO A POINT ON THE WEST LINE OF TAX LOT 1; THENCE S00°09’50”W, ALONG SAID WEST LINE OR TAX LOT 1, A DISTANCE OF 301.16 FEET TO THE POINT OF BEGINNJNG; THENCE S89°04’47”E ALONG THE SOUTH LINE OF SAID TAX LOT 1 A DISTANCE OF 138.98 FEET; THENCE S00°33’02”W A DISTANCE OF 749.89 FEET; THENCE N89°07’56”W A DISTANCE OF 150.00 FEET; THENCE N00°31’15”E A DISTANCE OF 749.68 FEET; THENCE S89°53’35”E A DISTANCE OF 11.02 FEET TO THE POINT OF BEGINNING. SAID TRACT CONTAINS A CALCULATED AREA OF 112492.45 SQUARE FEET OR 2.582 ACRES MORE OR LESS.

Parcel 3:
A TRACT OF LAND LOCATED IN PART OF THE SOUTHEAST QUARTER (SE1/4) OF SECTION ELEVEN (11), TOWNSHIP THIRTEEN (13) NORTH, RANGE SIX (6) WEST OF THE 6TH P.M., CITY OF CENTRAL CITY, MERRICK COUNTY, NEBRASKA, AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:
COMMENCING AT THE CENTER QUARTER CORNER OF SAID SECTION; THENCE ON AN ASSUMED BEARING OF S00°00'00"W, ALONG THE WEST LINE OF THE SOUTHEAST QUARTER, A DISTANCE OF 335.38 FEET; THENCE S89°46'26"E A DISTANCE OF 55.42 FEET TO THE POINT OF BEGINNING; THENCE S89"46'26"E A DISTANCE OF 259.13 FEET; THENCE S00°01'47"W A DISTANCE OF 130.49 FEET; THENCE N89°46'26"W A DISTANCE OF 102.44 FEET; THENCE S00°01'47"W A DISTANCE OF 34.34 FEET; THENCE S89°46'26"E A DISTANCE OF 114.39 FEET; THENCE S00°01'47''W A DISTANCE OF 52.84 FEET; THENCE N89°48'39''W A DISTANCE OF 10.65 FEET; THENCE S00°01'47''W A DISTANCE OF 116.57 FEET; THENCE S89°56'09"E A DISTANCE OF 282.43 FEET; THENCE S00°06'10"W A DISTANCE OF 165.44 FEET; THENCE S89°56'09"E A DISTANCE OF 69.01 FEET; THENCE S00°01'47''W A DISTANCE OF 33.42 FEET; THENCE N89°56'09"W A DISTANCE OF 135.71 FEET; THENCE N00°01'47"E A DISTANCE OF 33.42 FEET; THENCE S89°56'09''E A DISTANCE OF 59.83 FEET; THENCE N00°06'10"E A DlSTANCE OF 153.00 FEET; THENCE N89°56'09"W A DISTANCE OF 194.33 FEET; THENCE S00°01'47"W A DISTANCE OF 8.76 FEET; THENCE N89°56'01"W A DISTANCE OF 36.73 FEET; THENCE S75°23'32"W A DISTANCE OF 63.68 .FEET; THENCE S00°01'47"W A DISTANCE OF 10.47 FEET; THENCE N89°56'01"W A DISTANCE OF 96.58 FEET; THENCE S00°01'47"W A DISTANCE OF 33.42 FEET; THENCE S89°56'01"E A DISTANCE OF 96.58 FEET; THENCE S00°01'47"W A DISTANCE OF 83.16 FEET; THENCE N89°56'01"W A DISTANCE OF 243.31 FEET; THENCE N00°01'47"E A DISTANCE OF 499.34 FEET TO THE POINT OF BEGINNING. SAID TRACT CONTAINS A CALCULATED AREA OF 131,407 SQUARE FEET OR 3.02 ACRES MORE OR LESS.

EXHIBIT A

FORM OF NOTICE OF BORROWING
To:    Ancora Alternatives LLC
6060 Parkland Boulevard, Suite 200
Cleveland, Ohio 44124
Attention: Jim Chadwick and Lauren Turkisher
Email: jchadwick@ancoraalts.com
lturkisher@ancoraalts.com

Reference is made to the Secured Line of Credit Agreement, dated as of May 7, 2025 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among GREEN PLAINS INC., an Iowa corporation (together with its successors and permitted assigns, “Borrower”), GREEN PLAINS CENTRAL CITY LLC, a Delaware limited liability company, in its capacity as a Guarantor (together with its successors and permitted assigns, “GPCC”, and together with Borrower and any other Guarantors party to the Credit Agreement from time to time, collectively, the “Loan Parties”), and ANCORA ALTERNATIVES LLC, an Ohio limited liability company, in its capacity the Lender. Capitalized terms used herein without definition are used as defined in the Credit Agreement.
Borrower hereby gives irrevocable notice, pursuant to Section 2(b) of the Credit Agreement, of its request for an Advance under the Credit Agreement as follows:
(i)     The requested funding date for the proposed Advance (which is a Business Day) is [________], 2025, which is not earlier than three Business Days after the date of this request.

(i)The aggregate amount of the proposed Advance is $[___________].

Borrower hereby represents and warrants that on the date of this Notice of Borrowing and on the funding date set forth above, and immediately after giving effect to the Advance requested hereby: (i) there does not exist, and there will not exist, any Default or Event of Default under the Credit Agreement; (ii) the representations and warranties of each Loan Party set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects (unless any such representation or warranty is by its terms qualified by concepts of materiality, in which case that representation or warranty is true and correct in all respects) with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case that representation or warranty is true and correct in all material respects or in all respects, as applicable, as of that earlier date); and (iii) all of the conditions contained in Sections 6(a) and 6(b) of the Credit Agreement have been satisfied.

[Signature Page Follows]

Borrower has caused this Notice of Borrowing to be executed and delivered by its officer thereunto duly authorized on [_________], 2025.
BORROWER:

GREEN PLAINS INC.

By:
Name:
Title:

EXHIBIT B

FORM OF WARRANT
(Attached)